UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2024
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	POST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On August 22, 2024, Post Holdings, Inc. (the “Company”) issued 6.375% senior notes due 2033 (the “New Notes”) at par in an aggregate principal amount of $1,200.0 million to certain persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act.
The New Notes were issued pursuant to an Indenture (the “Indenture”) dated as of August 22, 2024 among the Company, the Company’s subsidiary guarantors from time to time party thereto and Computershare Trust Company, N.A., as trustee.
The New Notes bear interest at a rate of 6.375% per year. Interest payments are due semi-annually in arrears each March 1 and September 1, with the first interest payment due on March 1, 2025. The maturity date of the New Notes is March 1, 2033.
The New Notes are senior, unsecured obligations of the Company and are fully and unconditionally guaranteed, jointly and severally, on a senior, unsecured basis by each of the Company’s existing and subsequently acquired or organized domestic subsidiaries (other than immaterial subsidiaries, certain excluded subsidiaries and subsidiaries designated by the Company as unrestricted subsidiaries). Accordingly, the New Notes are:
•equal in right of payment with all of the Company’s and the subsidiary guarantors’ existing and future senior, unsecured indebtedness;
•senior in right of payment to any of the Company’s and the subsidiary guarantors’ existing and future indebtedness that is expressly subordinated to the New Notes;
•effectively subordinated to all of the Company’s and the subsidiary guarantors’ existing and future secured indebtedness, to the extent of the value of the assets securing that indebtedness; and
•structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company or a subsidiary guarantor is not a holder thereof) preferred equity, if any, of the Company’s and the subsidiary guarantors’ non-guarantor subsidiaries.
At any time prior to September 1, 2027, the Company may redeem up to 40% of the aggregate principal amount of the New Notes at a redemption price equal to 106.375% of the principal amount of the New Notes redeemed, plus accrued and unpaid interest to the redemption date, with an amount not to exceed the net cash proceeds of certain equity offerings of the Company so long as at least 50% of the aggregate principal amount of the New Notes originally issued under the Indenture remains outstanding immediately after the redemption (unless all such New Notes are otherwise repurchased or redeemed) and the redemption occurs within 90 days of the date of the closing of such equity offering.
At any time prior to September 1, 2027, the Company may redeem all or a part of the New Notes at a redemption price equal to 100% of the principal amount of the New Notes redeemed and accrued and unpaid interest, plus a premium provided for in the Indenture, which would be the greater of (1) 1.0% of the principal amount of each New Note being redeemed or (2) the excess of (i) the present value at the redemption date of (x) the redemption price of each such New Note being redeemed at September 1, 2027 plus (y) all required interest payments due on each such New Note through September 1, 2027 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate (as defined in the Indenture) as of such redemption date plus 50 basis points; over (ii) the principal amount of such New Note.
On or after September 1, 2027, the Company may redeem all or a part of the New Notes at the redemption prices (expressed as a percentage of principal amount of the New Notes) set forth below, plus accrued and unpaid interest to the applicable redemption date, if redeemed during the twelve-month period beginning on September 1 of the years indicated below:

Redemption Year	Price
2027	103.188%
2028	101.594%
2029 and thereafter	100.000%
If the Company experiences a Change of Control (as defined in the Indenture), holders of the New Notes may require the Company to purchase the New Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture limits the Company’s ability and the ability of its restricted subsidiaries to, among other things: borrow money or guarantee debt; create liens; pay dividends on or redeem or repurchase stock; make specified types of investments and acquisitions; enter into or permit to exist contractual limits on the ability of the Company’s subsidiaries to pay dividends to the Company; enter into new lines of business; enter into transactions with affiliates; and sell assets or merge with other companies. Certain of these covenants are subject to suspension when and if the New Notes are rated at least “BBB-” by Standard & Poor’s Ratings Group or at least “Baa3” by Moody’s Investors Service, Inc.
The Indenture contains customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): (i) non-payment of principal or interest; (ii) breach of certain covenants contained in the Indenture or the New Notes; (iii) defaults in failure to pay certain other indebtedness or the acceleration of certain other indebtedness prior to maturity; (iv) the failure to pay certain final judgments; (v) the failure of certain guarantees to be enforceable; and (vi) certain events of bankruptcy or insolvency. Generally, if an event of default occurs (subject to certain exceptions), the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding New Notes may declare all of the New Notes to be due and payable immediately.
Attached as Exhibit 4.1 hereto and incorporated herein by reference is a copy of the Indenture. The foregoing description of the terms of the Indenture does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Item 8.01.     Other Events.
On August 22, 2024, the Company announced the early tender results, as of 5:00 p.m. (New York City time) on August 21, 2024, of the Company’s previously announced cash tender offer (the “Tender Offer”) to purchase up to $475.0 million in aggregate principal amount of its 5.625% senior notes due 2028 (the “2028 Notes”). The Company also announced the expected early settlement date for the Tender Offer of August 23, 2024. A copy of the Company’s August 22, 2024 press release with respect to the early tender results is attached as Exhibit 99.1 hereto and is incorporated by reference herein.
Separately, also on August 22, 2024, the Company announced the pricing terms of the Tender Offer. A copy of the Company’s August 22, 2024 press release with respect to the pricing terms is attached as Exhibit 99.2 hereto and is incorporated by reference herein.
After the issuance of the New Notes, the Company effected certain financing transactions (and paid related costs, fees and expenses). Specifically, the Company:
•on August 22, 2024, used a portion of the proceeds of the New Notes issuance to repay in full the outstanding $300.0 million principal balance of the Company’s revolving credit facility and all accrued, unpaid interest thereon; and
•on August 23, 2024, the early settlement date for the Tender Offer, used a portion of the proceeds of the New Notes issuance to purchase $475.0 million in aggregate principal amount of the 2028 Notes that the Company accepted for purchase in accordance with the terms and conditions of the Tender Offer.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of August 22, 2024, by and among Post Holdings, Inc., the Guarantors (as defined therein) and Computershare Trust Company, N.A., as trustee
99.1	Tender Offer Early Results Press Release dated August 22, 2024
99.2	Tender Offer Pricing Press Release dated August 22, 2024
104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2024	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

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